Exhibit 99

UTC REPORTS SECOND QUARTER 2017 RESULTS

•	Raises outlook for 2017 sales and low end of adjusted EPS and organic sales growth

•	Sales of $15.3 billion, up 3 percent versus prior year including 3 percent organic sales growth

•	GAAP EPS of $1.80, up 5 percent versus prior year

•	Adjusted EPS of $1.85, up 2 percent versus prior year

•	Cash flow from operations of $2.1 billion, 149 percent of net income

•	Free cash flow attributable to net income of 118 percent

FARMINGTON, CT, July 25, 2017 - United Technologies Corp. (NYSE:UTX) today reported second quarter 2017 results. All results in this release reflect continuing operations unless otherwise noted.
“United Technologies delivered another quarter of strong results with sales up 3 percent including 3 percent organic sales growth and robust cash flow,” said UTC Chairman and Chief Executive Officer Gregory Hayes. “Our performance is in-line with our expectations as we continue to execute on our strategic priorities, including growing the business through our investments in innovative products and services, delivering on our aerospace backlog, and achieving our cost reduction goals, while maintaining a disciplined approach to capital allocation.”
“Based on our solid year-to-date performance and outlook for the remainder of 2017, we are raising the low end of our full-year adjusted EPS outlook range by 15 cents. We now expect adjusted EPS of $6.45 to $6.60.* Additionally, we are raising our sales outlook to a range of $58.5 to $59.5 billion. This reflects organic growth expectations of 3 to 4 percent versus our prior expectation of 2 to 4 percent.* We remain confident that our portfolio of global industry leading franchises is well positioned and will continue to create long-term sustainable shareowner value.”
Second quarter GAAP EPS of $1.80 was up 9 cents (5 percent) versus the prior year and included 5 cents of restructuring. Adjusted EPS of $1.85 was up 2 percent. Sales of $15.3 billion were up 3 percent, driven by 3 points of organic growth and 1 point of net acquisition growth, partially offset by 1 point of adverse foreign exchange.
Net income for the quarter was $1.4 billion, up 1 percent versus the prior year. Cash flow from operations for the quarter was $2.1 billion (149 percent of net income attributable to common shareholders) and capital expenditures were $446 million. Free cash flow of $1.7 billion in the quarter was 118 percent of net income attributable to common shareowners.
In the quarter, new equipment orders at Otis were flat versus the prior year and increased by 11 percent organically at UTC Climate, Controls & Security, each at constant currency. Commercial aftermarket sales were up 4 percent at Pratt & Whitney and were up 7 percent at UTC Aerospace Systems.

UTC updates its 2017 outlook and now anticipates:

•	Adjusted EPS of $6.45 to $6.60, up from $6.30 to $6.60*;

•	Sales of $58.5 billion to $59.5 billion, up from $57.5 billion to $59 billion (up 2 to 4 percent, including organic sales growth of 3 to 4 percent*);

•	There is no change in the Company’s previously provided 2017 expectations for free cash flow, share repurchases, or the placeholder for acquisitions.
*Note: When we provide expectations for adjusted EPS, organic sales and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.
United Technologies Corp., based in Farmington, Connecticut, provides high technology products and services to the building and aerospace industries. By combining a passion for science with precision engineering, the company is creating smart, sustainable solutions the world needs. Additional information, including a webcast, is available at www.utc.com or http://edge.media-server.com/m/p/79sxfkwf, or to listen to the earnings call by phone, dial (877) 280-7280 between 8:10 a.m. and 8:30 a.m. ET. To learn more about UTC, visit the website or follow the company on Twitter: @UTC

Use and Definitions of Non-GAAP Financial Measures

United Technologies Corporation reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP").
We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
Adjusted net sales, organic sales, adjusted operating profit, adjusted net income and adjusted diluted earnings per share (“EPS”) are non-GAAP financial measures. Adjusted net sales represents consolidated net sales from continuing operations (a GAAP measure), excluding significant items of a non-recurring and/or nonoperational nature (hereinafter referred to as “other significant items”). Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Adjusted operating profit represents income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. Adjusted diluted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. For the business segments, when applicable, adjustments of net sales, operating profit and margins similarly reflect continuing operations, excluding restructuring and other significant items. Management believes that the non-GAAP measures just mentioned are useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.
Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing UTC's ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC's common stock and distribution of earnings to shareholders.
A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.
When we provide our expectation for adjusted EPS, organic sales and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations, sales and expected cash flow from operations) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement
This press release contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "confident" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases and other measures of financial performance or potential future plans, strategies or transactions. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which we operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction and in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, the impact of weather conditions and natural disasters and the financial condition of our customers and suppliers; (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; (3) future levels of indebtedness and capital spending and research and development spending; (4) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (5) the timing and scope of future repurchases of our common stock, which may be suspended at any time due to market conditions and the level of other investing activities and uses of cash; (6) delays and disruption in delivery of materials and services from suppliers; (7) company and customer- directed cost reduction efforts and restructuring costs and savings and other consequences thereof; (8) the scope, nature, impact or timing of acquisition and divestiture activity, including among other things integration of acquired businesses into our existing businesses and realization of synergies and opportunities for growth and innovation; (9) new business or investment opportunities; (10) our ability to realize the intended benefits of organizational changes; (11) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (12) the outcome of legal proceedings, investigations and other contingencies; (13) pension plan assumptions and future contributions; (14) the impact of the negotiation of collective bargaining agreements and labor disputes; (15) the effect of changes in political conditions in the U.S. and other countries in which we operate, including the effect of changes in U.S. trade policies or the U.K.'s pending withdrawal from the EU, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; and (16) the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which we operate. For additional information identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see our reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

UTC-IR
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United Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions, except per share amounts)	2017	2016	2017	2016
Net Sales	$15,280	$14,874	$29,095	$28,231
Costs and Expenses:
Cost of products and services sold	11,100	10,741	21,177	20,395
Research and development	609	588	1,186	1,129
Selling, general and administrative	1,538	1,451	3,020	2,814
Total Costs and Expenses	13,247	12,780	25,383	24,338
Other income, net	257	243	845	389
Operating profit	2,290	2,337	4,557	4,282
Interest expense, net	226	225	439	448
Income from continuing operations before income taxes	2,064	2,112	4,118	3,834
Income tax expense	532	587	1,118	1,056
Income from continuing operations	1,532	1,525	3,000	2,778
Less: Noncontrolling interest in subsidiaries' earnings from continuing operations	93	99	175	180
Income from continuing operations attributable to common shareowners	1,439	1,426	2,825	2,598
Discontinued operations:
Income from operations	—	1	—	1
(Loss) gain on disposal	—	(3)	—	15
Income tax expense	—	(45)	—	(52)
Loss from discontinued operations attributable to common shareowners	—	(47)	—	(36)
Net income attributable to common shareowners	$1,439	$1,379	$2,825	$2,562
Earnings (Loss) Per Share of Common Stock - Basic:
From continuing operations attributable to common shareowners	$1.83	$1.73	$3.57	$3.15
From discontinued operations attributable to common shareowners	—	(0.06)	—	(0.04)
Total attributable to common shareowners	$1.83	$1.67	$3.57	$3.11
Earnings (Loss) Per Share of Common Stock - Diluted:
From continuing operations attributable to common shareowners	$1.80	$1.71	$3.53	$3.12
From discontinued operations attributable to common shareowners	—	(0.06)	—	(0.04)
Total attributable to common shareowners	$1.80	$1.65	$3.53	$3.08
Weighted Average Number of Shares Outstanding:
Basic shares	789	825	791	825
Diluted shares	798	834	800	832
As described on the following pages, consolidated results for the quarters and six months ended June 30, 2017 and 2016 include restructuring costs and significant non-recurring and non-operational items. See discussion above, "Use and Definitions of Non-GAAP Financial Measures," regarding consideration of such costs and items when evaluating the underlying financial performance.
See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions)	2017	2016	2017	2016
Net Sales
Otis	$3,131	$3,097	$5,935	$5,812
UTC Climate, Controls & Security	4,712	4,459	8,604	8,187
Pratt & Whitney	4,070	3,813	7,828	7,401
UTC Aerospace Systems	3,640	3,716	7,251	7,221
Segment Sales	15,553	15,085	29,618	28,621
Eliminations and other	(273)	(211)	(523)	(390)
Consolidated Net Sales	$15,280	$14,874	$29,095	$28,231

Operating Profit
Otis	$544	$581	$996	$1,047
UTC Climate, Controls & Security	873	872	1,836	1,478
Pratt & Whitney	402	386	795	796
UTC Aerospace Systems	579	582	1,155	1,120
Segment Operating Profit	2,398	2,421	4,782	4,441
Eliminations and other	(2)	13	(15)	29
General corporate expenses	(106)	(97)	(210)	(188)
Consolidated Operating Profit	$2,290	$2,337	$4,557	$4,282

Segment Operating Profit Margin
Otis	17.4%	18.8%	16.8%	18.0%
UTC Climate, Controls & Security	18.5%	19.6%	21.3%	18.1%
Pratt & Whitney	9.9%	10.1%	10.2%	10.8%
UTC Aerospace Systems	15.9%	15.7%	15.9%	15.5%
Segment Operating Profit Margin	15.4%	16.0%	16.1%	15.5%

As described on the following pages, consolidated results for the quarters and six months ended June 30, 2017 and 2016 include restructuring costs and significant non-recurring and non-operational items. See discussion above, "Use and Definitions of Non-GAAP Financial Measures," regarding consideration of such costs and items when evaluating the underlying financial performance.

United Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
In Millions - Income (Expense)	2017	2016	2017	2016
Income from continuing operations attributable to common shareowners	$1,439	$1,426	$2,825	$2,598
Restructuring Costs included in Operating Profit:
Otis	(12)	(16)	(17)	(31)
UTC Climate, Controls & Security	(18)	(25)	(41)	(53)
Pratt & Whitney	(6)	(66)	(6)	(71)
UTC Aerospace Systems	(24)	(8)	(47)	(21)
Eliminations and other	—	(1)	(1)	(2)
	(60)	(116)	(112)	(178)
Significant non-recurring and non-operational items included in Operating Profit:
UTC Climate, Controls & Security
Gain on sale of investments in Watsco, Inc.	—	—	379	—
Acquisition and integration costs related to current period acquisitions	—	(12)	—	(12)
Eliminations and other
Gain on sale of available-for-sale security	—	—	1	—
	—	(12)	380	(12)
Total impact on Consolidated Operating Profit	(60)	(128)	268	(190)
Tax effect of restructuring and significant non-recurring and non-operational items above	20	40	(104)	60
Less: Impact on Net Income from Continuing Operations Attributable to Common Shareowners	(40)	(88)	164	(130)
Adjusted income from continuing operations attributable to common shareowners	$1,479	$1,514	$2,661	$2,728

Diluted Earnings Per Share from Continuing Operations	$1.80	$1.71	$3.53	$3.12
Impact on Diluted Earnings Per Share from Continuing Operations	(0.05)	(0.11)	0.20	(0.16)
Adjusted Diluted Earnings Per Share from Continuing Operations	$1.85	$1.82	$3.33	$3.28

United Technologies Corporation
Segment Net Sales and Operating Profit Adjusted for Restructuring Costs and
Significant Non-recurring and Non-operational Items (as reflected on the previous page)

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions)	2017	2016	2017	2016
Net Sales
Otis	$3,131	$3,097	$5,935	$5,812
UTC Climate, Controls & Security	4,712	4,459	8,604	8,187
Pratt & Whitney	4,070	3,813	7,828	7,401
UTC Aerospace Systems	3,640	3,716	7,251	7,221
Segment Sales	15,553	15,085	29,618	28,621
Eliminations and other	(273)	(211)	(523)	(390)
Consolidated Net Sales	$15,280	$14,874	$29,095	$28,231

Adjusted Operating Profit
Otis	$556	$597	$1,013	$1,078
UTC Climate, Controls & Security	891	909	1,498	1,543
Pratt & Whitney	408	452	801	867
UTC Aerospace Systems	603	590	1,202	1,141
Segment Operating Profit	2,458	2,548	4,514	4,629
Eliminations and other	(2)	14	(16)	31
General corporate expenses	(106)	(97)	(209)	(188)
Adjusted Consolidated Operating Profit	$2,350	$2,465	$4,289	$4,472

Adjusted Segment Operating Profit Margin
Otis	17.8%	19.3%	17.1%	18.5%
UTC Climate, Controls & Security	18.9%	20.4%	17.4%	18.8%
Pratt & Whitney	10.0%	11.9%	10.2%	11.7%
UTC Aerospace Systems	16.6%	15.9%	16.6%	15.8%
Adjusted Segment Operating Profit Margin	15.8%	16.9%	15.2%	16.2%

United Technologies Corporation
Components of Changes in Net Sales

Quarter Ended June 30, 2017 Compared with Quarter Ended June 30, 2016

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Otis	1%	(2)%	1%	1%	1%
UTC Climate, Controls & Security	5%	(1)%	2%	—	6%
Pratt & Whitney	6%	1%	—	—	7%
UTC Aerospace Systems	(1)%	—	(1)%	—	(2)%

Consolidated	3%	(1)%	1%	—	3%

Six Months Ended June 30, 2017 Compared with Six Months Ended June 30, 2016

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Otis	2%	(2)%	1%	1%	2%
UTC Climate, Controls & Security	3%	(1)%	3%	—	5%
Pratt & Whitney	5%	1%	—	—	6%
UTC Aerospace Systems	2%	(1)%	(1)%	—	—

Consolidated	3%	(1)%	1%	—	3%

United Technologies Corporation
Condensed Consolidated Balance Sheet

	June 30,	December 31,
	2017	2016
(Millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$9,345	$7,157
Accounts receivable, net	12,597	11,481
Inventories and contracts in progress, net	9,860	8,704
Other assets, current	1,027	1,208
Total Current Assets	32,829	28,550
Fixed assets, net	9,475	9,158
Goodwill	27,587	27,059
Intangible assets, net	15,881	15,684
Other assets	9,021	9,255
Total Assets	$94,793	$89,706

Liabilities and Equity
Short-term debt	$2,743	$2,204
Accounts payable	8,542	7,483
Accrued liabilities	12,634	12,219
Total Current Liabilities	23,919	21,906
Long-term debt	23,883	21,697
Other long-term liabilities	16,430	16,638
Total Liabilities	64,232	60,241
Redeemable noncontrolling interest	406	296
Shareowners' Equity:
Common Stock	17,282	17,190
Treasury Stock	(35,516)	(34,150)
Retained earnings	54,640	52,873
Accumulated other comprehensive loss	(7,964)	(8,334)
Total Shareowners' Equity	28,442	27,579
Noncontrolling interest	1,713	1,590
Total Equity	30,155	29,169
Total Liabilities and Equity	$94,793	$89,706

Debt Ratios:
Debt to total capitalization	47%	45%
Net debt to net capitalization	36%	36%

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions)	2017	2016	2017	2016
Operating Activities of Continuing Operations:
Net income from continuing operations	$1,532	$1,525	$3,000	$2,778
Adjustments to reconcile net income from continuing operations to net cash flows provided by operating activities of continuing operations:
Depreciation and amortization	527	494	1,039	960
Deferred income tax provision	393	75	502	220
Stock compensation cost	49	48	96	96
Change in working capital	(79)	35	(554)	(596)
Global pension contributions	(33)	(32)	(79)	(107)
Canadian government settlement	—	—	(246)	(237)
Other operating activities, net	(243)	(337)	(619)	(508)
Net cash flows provided by operating activities of continuing operations	2,146	1,808	3,139	2,606
Investing Activities of Continuing Operations:
Capital expenditures	(446)	(363)	(771)	(649)
Acquisitions and dispositions of businesses, net	(49)	(425)	(149)	(488)
Proceeds from sale of investments in Watsco, Inc.	—	—	596	—
Increase in collaboration intangible assets	(94)	(101)	(195)	(199)
(Payments) receipts from settlements of derivative contracts	(181)	44	(294)	86
Other investing activities, net	(81)	(42)	(177)	(130)
Net cash flows used in investing activities of continuing operations	(851)	(887)	(990)	(1,380)
Financing Activities of Continuing Operations:
Issuance (repayment) of long-term debt, net	2,429	(2)	2,402	2,322
(Decrease) increase in short-term borrowings, net	(535)	(484)	32	(178)
Dividends paid on Common Stock	(503)	(526)	(1,008)	(1,035)
Repurchase of Common Stock	(437)	(36)	(1,370)	(36)
Other financing activities, net	(77)	(68)	(108)	(159)
Net cash flows provided by (used in) financing activities of continuing operations	877	(1,116)	(52)	914
Discontinued Operations:
Net cash used in operating activities	—	(236)	—	(2,463)
Net cash provided by investing activities	—	6	—	6
Net cash flows used in discontinued operations	—	(230)	—	(2,457)
Effect of foreign exchange rate changes on cash and cash equivalents	26	(7)	95	10
Net increase (decrease) in cash, cash equivalents and restricted cash	2,198	(432)	2,192	(307)
Cash, cash equivalents and restricted cash, beginning of period	7,183	7,245	7,189	7,120
Cash, cash equivalents and restricted cash, end of period	9,381	6,813	9,381	6,813
Less: Restricted cash, included in Other assets	36	28	36	28
Cash and cash equivalents, end of period	$9,345	$6,785	$9,345	$6,785

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended June 30,
	(Unaudited)
(Millions)	2017		2016

Net income attributable to common shareowners from continuing operations	$1,439		$1,426
Net cash flows provided by operating activities of continuing operations	$2,146		$1,808
Net cash flows provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		149%		127%
Capital expenditures	(446)		(363)
Capital expenditures as a percentage of net income attributable to common shareowners from continuing operations		(31)%		(25)%
Free cash flow from continuing operations	$1,700		$1,445
Free cash flow from continuing operations as a percentage of net income attributable to common shareowners from continuing operations		118%		101%

	Six Months Ended June 30,
	(Unaudited)
(Millions)	2017		2016

Net income attributable to common shareowners from continuing operations	$2,825		$2,598
Net cash flows provided by operating activities of continuing operations	$3,139		$2,606
Net cash flows provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		111%		100%
Capital expenditures	(771)		(649)
Capital expenditures as a percentage of net income attributable to common shareowners from continuing operations		(27)%		(25)%
Free cash flow from continuing operations	$2,368		$1,957
Free cash flow from continuing operations as a percentage of net income attributable to common shareowners from continuing operations		84%		75%
Notes to Condensed Consolidated Financial Statements
Certain reclassifications have been made to the prior year amounts to conform to the current year presentation. As previously disclosed in our 2016 Form 10-K, in 2016 we early adopted Accounting Standards Update (ASU) 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments and ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. Amounts previously reported for the quarter and six months ended June 30, 2016 have been restated as required upon adoption of these ASUs. These restatements had an immaterial impact to the Condensed Consolidated Financial Statements as of June 30, 2016 and for the quarter and six months then ended.
Debt to total capitalization equals total debt divided by total debt plus equity.  Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.